EXHIBIT 10.1

PLACEMENT AGREEMENT

AMONG

HERSHA HOSPITALITY LIMITED PARTNERSHIP,

HERSHA HOSPITALITY TRUST,

HERSHA STATUTORY TRUST II

AND

CREDIT SUISSE FIRST BOSTON LLC

________________

Dated as of May 31, 2005

________________

Hersha Hospitality Limited Partnership

$25,000,000 Preferred Securities

Preferred Securities
(Liquidation Amount $1,000 per Preferred Security)

PLACEMENT AGREEMENT

______________________

May 31, 2005

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

Hersha Hospitality Limited Partnership, a Virginia limited partnership (the “Company”), its financing subsidiary, Hersha Statutory Trust II, a Delaware statutory trust (the “Trust,” and hereinafter together with the Company, the “Offerors”), and Hersha Hospitality Trust, a Maryland corporation (“HHT”), hereby confirm their agreement (this “Agreement”) with you as placement agent (the “Placement Agent”), as follows:

Section 1.    Issuance and Sale of Securities.

1.1     Introduction. The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) TWENTY-FIVE MILLION ($25,000,000) DOLLARS of the Trust’s Preferred Securities, with a liquidation amount of $1,000 per preferred security, bearing a fixed rate of interest equal to 7.173% per annum through the interest payment date in July 2010 and, thereafter, a variable rate of interest, per annum, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.00% (the “Preferred Securities”), directly or indirectly, to Credit Suisse First Boston, acting through its Cayman Islands branch, a Swiss banking corporation (the “Purchaser”), pursuant to the terms of the Preferred Securities Subscription Agreement entered into, or to be entered into on or prior to the Closing Date (as defined in Section 2.3.1 hereof), between the Offerors, HHT and the Purchaser (the “Subscription Agreement”), the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

1.2     Operative Agreements. The entire proceeds from the sale by the Trust to the holders of the Preferred Securities shall be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and shall be used by the Trust to purchase TWENTY-FIVE MILLION SEVEN HUNDRED SEVENTY-FOUR THOUSAND ($25,774,000) DOLLARS in principal amount of the Junior Subordinated Notes (the “Junior Subordinated Notes”) of the Company. The Preferred Securities and the Common Securities of the Trust shall be issued pursuant to an Amended and Restated Trust Agreement among Wilmington Trust Company, as property trustee (the “Property Trustee”) and as Delaware trustee (the “Delaware Trustee”), the Administrative Trustees named therein and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agent (the “Trust Agreement”). The Junior Subordinated Notes shall be issued pursuant to an Indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and Wilmington Trust Company, as indenture trustee (the “Indenture Trustee”). The documents identified in this Section 1.2 and in Section 1.1 are referred to herein as the “Operative Documents.” The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to as the “Securities.” All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Indenture.

1.3     Rights of Purchaser. The Preferred Securities shall be offered and sold by the Trust, directly or indirectly, to the Purchaser without registration of any of the Preferred Securities or the Junior Subordinated Notes under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under this Agreement and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement. The Offerors and the Placement Agent have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

1.4     Legends. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Preferred Securities and Junior Subordinated Notes certificates shall each contain a legend as required pursuant to any of the Operative Documents.

Section 2.         Purchase of Preferred Securities.

2.1     Exclusive Rights; Purchase Price. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agent), the Offerors hereby grant to the Placement Agent the exclusive right to arrange for the sale to the Purchaser of the Preferred Securities at a purchase price equal to $1,000 per Preferred Security. The aggregate purchase price shall be TWENTY-FIVE MILLION ($25,000,000) DOLLARS (the “Purchase Price”), which Purchase Price is equal to 100% of the stated liquidation amount of the Preferred Securities.

2.2     Subscription. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agent.

2.3     Closing and Delivery of Payment.

2.3.1   Closing; Closing Date. The closing (the “Closing”) for the sale and purchase of the Preferred Securities shall occur at the offices of Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281, or such other place as the parties hereto shall agree at 11:00 a.m. (New York time) on May 31, 2005, or such other later date (not later than June 29, 2005) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”). The Preferred Securities shall be transferred and delivered to the Purchaser or its designee against the payment of the Purchase Price to the Offerors in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two (2) business days prior to the Closing Date.

2.3.2   Delivery. Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two (2) business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in New York, New York not later than 1:00 P.M., New York time, on the business day prior to the Closing Date.

2.4      Placement Agents’ Fees and Expenses.

2.4.1   Placement Agents’ Compensation. The Trust shall use the proceeds from the sale of the Preferred Securities, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes. Because the proceeds from the sale of the Preferred Securities shall be used to purchase the Junior Subordinated Notes from the Company, the Company shall pay an aggregate of $30.00 for each $1,000 of principal amount of Junior Subordinated Notes (3.00%) sold to the Trust (excluding the Junior Subordinated Notes related to the Common Securities purchased by the Company) (the “Commission”). Such amount shall be delivered to the Placement Agent or such other person designated by the Placement Agent on the Closing Date. The Placement Agent shall be responsible for the following expenses: (i) rating agency costs and expenses and (ii) any fee payable to the Company’s introducing agent; provided, that such introducing agent has an agreement with the Placement Agent, but excluding the fees and expenses set forth in Section 2.4.2 hereof.

2.4.2   Costs and Expenses. The Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including (i) all costs and expenses incident to the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6.4; (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees; and (v) a due diligence fee in an amount equal to $5,000.

2.4.3   Reimbursement of Expenses. If the sale of the Preferred Securities provided for in this Agreement is not consummated because any condition set forth in Section 3 to be satisfied by either the Company or the Trust is not satisfied, because this Agreement is terminated pursuant to Section 10 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by a reason of a default by the Placement Agent, the Company will reimburse the Placement Agent upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Placement Agent’s or Purchaser’s counsel) that shall have been incurred by the Placement Agent or Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Placement Agent or Purchaser for the loss of anticipated profits from the transactions contemplated by this Agreement.

2.5     Failure to Close. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agent or if the Closing shall not have occurred on or before 11:00 a.m. (New York time) on June 29, 2005, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.4, and 8 shall not be so relieved and shall continue in full force and effect.

Section 3.        Closing Conditions. The obligations of the parties under this Agreement on the Closing Date are subject to the following conditions:

3.1     Accuracy of Representations and Warranties. The representations and warranties contained in this Agreement, and the statements of the Offerors and of HHT made in any certificates pursuant to this Agreement, shall be accurate as of the date of delivery of the Preferred Securities:

3.2     Opinions of Counsel. On the Closing Date, the Placement Agent shall have received the following favorable opinions or certificate, as the case may be, each dated as of the Closing Date: (a) from Thacher Proffitt & Wood llp, special counsel for the Placement Agent and Purchaser and addressed to the Placement Agent and Purchaser in substantially the form set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) from Hunton & Williams LLP, counsel for the Offerors, or an Officers’ Certificate, addressed to the Purchaser and the Placement Agent in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference, (c) from Thacher Proffitt & Wood llp, special tax counsel for the Placement Agent and Purchaser and addressed to the Placement Agent and Purchaser in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference, (d) from Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Trust and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-4 attached hereto and incorporated herein by this reference, and (e) from Morris, James, Hitchens & Williams LLP, special counsel to the Indenture Trustee, the Property Trustee and the Delaware Trustee and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-5 attached hereto and incorporated herein by this reference. Each opinion addressed to the Purchaser shall state that the first entity, if any, to which the Purchaser transfers any of the Preferred Securities (each, a “Subsequent Purchaser”) shall be entitled to rely on such opinion.

3.3     Officer’s Certificate. The Company and HHT shall have furnished to the Placement Agent and the Purchaser a certificate of the Company and HHT, signed by the General Partner of the Company and by the President and Chief Operating Officer and by the Chief Financial Officer of HHT, and the Trust shall have furnished to the Placement Agent and the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company and HHT, as to 3.3.1 and 3.3.2 below and, in the case of the Trust, as to 3.3.1 below:

3.3.1   the representations and warranties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company, HHT and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

3.3.2   since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business, prospects or assets of HHT and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business.

3.4      No Subsequent Change. Subsequent to the execution of this Agreement, there shall not have been any change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Placement Agent’s or Purchaser’s judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

3.5     Purchase Permitted by Applicable Laws; Legal Investment. The purchase of and payment for the Preferred Securities as described in this Agreement and pursuant to the Subscription Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser or the Placement Agent to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agent, other onerous conditions under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser and the Placement Agent are subject.

3.6     Consents and Permits. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

3.7     Information. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agent, the Purchaser and their respective counsel such further information, certificates, opinions and documents as the Placement Agent, Purchaser or their respective counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agent, the Purchaser or their respective counsel, this Agreement and all the Placement Agent’s obligations hereunder may be canceled at, or any time prior to, the Closing Date by the Placement Agent. Notice of such cancellation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any trustee of the Trust or any officer of the Company or HHT and delivered to the Placement Agent, Purchaser or their respective counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust, the Company and/or HHT, as the case may be, and not by such trustee or officer in any individual capacity.

Section 4.    Representations and Warranties of the Offerors and HHT. The Offerors jointly and severally represent and warrant to the Placement Agent and the Purchaser; and HHT represents and warrants to the Placement Agent and the Purchaser as to the matters set forth in Sections 4.7, 4.15, 4.19, 4.20, 4.27 and 4.29 below, each as of the date hereof and as of the Closing Date as follows:

4.1      Securities Laws Matters.

(i)    Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), nor any person acting on any of their behalf (except for the Placement Agent, as to which neither the Company nor the Trust make any representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Securities.

(ii)   Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (except for the Placement Agent, as to which neither the Company nor the Trust make any representation) has (i) offered for sale or solicited offers to purchase the Securities, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or (iii) engaged in any “directed selling efforts” within the meaning of Regulation S under the Securities Act (“Regulation S”) with respect to the Securities.

(iii)  The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated interdealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(iv)  Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, neither the Company nor the Trust will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of section 3(a) of the Investment Company Act.

(v)   Neither the Company nor the Trust has paid or agreed to pay to any person or entity, directly or indirectly, any fees or other compensation for soliciting another to purchase any of the Securities, except for the Commission and/or any fee payable to the Company’s introducing agent; provided, that such introducing agent has an agreement with the Placement Agent.

4.2     Standing and Qualification of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”) with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to, or otherwise bound by, any agreement other than the Operative Documents. The Trust is, and under current law will continue to be, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

4.3     Trust Agreement. The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2.3.1, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company or one of its subsidiaries and has been duly authorized by the Company to execute and deliver the Trust Agreement. To the knowledge of the Administrative Trustees, the Trust is not in violation of any provision of the Statutory Trust Act.

4.4     The Indenture. The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

4.5     Preferred Securities and Common Securities.  The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date to the Purchaser in accordance with this Agreement and the Subscription Agreement, in the case of the Preferred Securities, and to the Company in accordance with the Common Securities Subscription Agreement between the Company and the Trust, dated as of the Closing Date, in the case of the Common Securities, will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. The issuance of the Securities is not subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance (each, a “Lien”).

4.6     Junior Subordinated Notes. The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Subscription Agreement between the Company and the Trust, dated as of the Closing Date, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

4.7     Placement Agreement. This Agreement has been duly authorized, executed and delivered by the Company, HHT and the Trust and constitutes the legal, valid and binding obligation of the Company, HHT and the Trust, enforceable against the Company, HHT and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

4.8     Defaults. Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, the consummation of the transactions contemplated herein or therein, or the use of the proceeds therefrom, (i) will conflict with or constitute a breach of, or a default under, the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust, or the Company or any of its subsidiaries, or their respective properties or assets (collectively, “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company’s subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities, prospects and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”) or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

4.9     Organization, Standing and Qualification of the Company. The Company has been duly incorporated and is validly existing as a limited partnership in good standing under the laws of Virginia, with all requisite partnership power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

4.10    Subsidiaries of the Company. The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (the “Significant Subsidiaries”). Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Significant Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

4.11    Government Licenses. Each of the Trust, the Company and each of its subsidiaries hold all necessary approvals, authorizations, orders, licenses, certificates and permits (collectively, “Government Licenses”) of and from Governmental Entities necessary to conduct its respective business as now being conducted, and neither the Trust, the Company nor any of the Company’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Government Licenses are valid and in full force and effect, except where the invalidity or the failure of such Government Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

4.12    Stock. All of the issued and outstanding partnership units of the Company and all of the issued and outstanding shares of capital stock of or other ownership interests in each of its subsidiaries are validly issued, fully paid and nonassesssable; except as set forth on Schedule 2 attached hereto, all of the issued and outstanding capital stock of or other ownership interests in each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

4.13    Property. Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

4.14    Conflicts, Authorizations and Approvals. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, bylaws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such default would not, singly or in the aggregate, have a Material Adverse Effect. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

4.15    Financial Statements.

(a)    The audited consolidated financial statements (including the notes thereto) and schedules of HHT and its consolidated subsidiaries at and for the fiscal year ended December 31, 2004 (the “Financial Statements”) and the interim unaudited consolidated financial statements of HHT and its consolidated subsidiaries at and for the quarter ended March 31, 2005 (the “Interim Financial Statements”) provided to the Placement Agent are the most recently available audited and unaudited consolidated financial statements of HHT and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of HHT and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(b)    Since the respective dates of the Financial Statements and Interim Financial Statements, there has not been (A) any material adverse change or development with respect to the condition (financial or otherwise), earnings, business, assets or business prospects of HHT and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business or (B) any dividend or distribution of any kind declared, paid or made by the Company on any of its partnership units or by HHT on any class of its capital stock other than regular quarterly dividends on HHT’s common stock.

(c)    The accountants of HHT who certified the Financial Statements are independent public accountants of HHT and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder.

4.16    No Undisclosed Liabilities. None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

4.17    Litigation. There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company’s subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

4.18    No Labor Disputes. No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

4.19    Filings with the SEC. The documents of HHT filed with the SEC in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by HHT’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by HHT with the SEC (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder (the “1934 Act Regulations”), and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to HHT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the SEC to which HHT or any of its subsidiaries is a party. HHT is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

4.20    Tax Returns.  The Company, HHT and each of the Significant Subsidiaries have timely and duly filed all Tax Returns (defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company, HHT and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them prior to the date hereof (whether or not such amounts are shown as due on any Tax Return). To the Company’s knowledge, there are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company, HHT or any of the Significant Subsidiaries, and to the Company’s knowledge no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

4.21    Taxes. The Trust is not subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes is deductible by the Company, in whole or in part, for United States federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

4.22    Books and Records. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.23    Insurance. The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby, including, but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

4.24    Corporate Funds. The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

4.25    Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any other owners of any of the real property owned, leased, operated or managed by the Company or any of its subsidiaries (the “Properties”) at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, (iii) neither the Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of its subsidiaries or, to the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

4.26    Review of Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, and periodically identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

4.27    REIT Status. HHT is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the present and contemplated method of operation of HHT and its subsidiaries does and will enable HHT to meet the requirements for taxation as a REIT under the Code.

4.28    OSHA Compliance. Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate result in a Material Adverse Effect.

4.29    Information. The information provided by the Company, HHT and the Trust pursuant to this Agreement does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.         Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and agrees with, the Company and the Trust as follows:

5.1     General Solicitation. Neither the Placement Agent, nor any of the Placement Agent’s affiliates, nor any person acting on the Placement Agent’s or the Placement Agent’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

5.2     Purchaser. The Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Preferred Securities for its own account, the Purchaser does not intend to distribute the Preferred Securities in contravention of the Securities Act or any other applicable securities laws.

5.3     Qualified Purchasers. The Placement Agent has not offered or sold, and will not arrange for the offer or sale of, the Preferred Securities except (i) to those the Placement Agent reasonably believes are institutional “accredited investors” (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D), (ii) in an offshore transaction complying with Rule 903 of Regulation S or (iii) in any other manner that does not require registration of the Preferred Securities under the Securities Act. In connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act and (b) future transfers of the Preferred Securities may not be made except in compliance with applicable securities laws.

5.4     Offering Circulars. Neither the Placement Agent nor its representatives will include any nonpublic information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Preferred Securities without the prior written consent of the Trust and the Company.

Section 6.        Covenants of the Offerors. The Offerors covenant and agree with the Placement Agent and the Purchaser as follows:

6.1     Compliance with Representations and Warranties. During the period from the date of this Agreement to the Closing Date, the Offerors and HHT shall use their reasonable best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

6.2     Sale and Registration of Securities. Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Placement Agent and the Purchaser and their respective affiliates) to, directly or indirectly, (i) resell any Preferred Securities that have been acquired by any of them, (ii) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Preferred Securities in any manner that would require the registration of the Securities under the Securities Act or (iii) make offers or sales of any such Security, or solicit offers to buy any such Security, under any circumstances that would require the registration of any of such Securities under the Securities Act.

6.3     Lock Up. Neither the Company, HHT nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities of the Trust other than as contemplated by this Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities of the Trust.

6.4     Qualification of Securities. The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Placement Agent may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Placement Agent of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

6.5     Use of Proceeds. The Trust shall use the proceeds from the sale of the Preferred Securities and the Common Securities to purchase the Junior Subordinated Notes from the Company.

6.6     Investment Company. So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system, (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iii) neither of the Offerors shall engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an “investment company” under the provisions of the Investment Company Act.

6.7     Solicitation and Advertising. Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to (other than the Placement Agent, the Purchaser or their respective affiliates), (i) engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act or (ii) engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

6.8     Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. The information provided by the Offerors pursuant to this Section 6.8 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by such holders, from time to time, of the Securities.

6.9     Reports. HHT shall furnish to (i) the Placement Agent, (ii) the Purchaser and any subsequent holder of the Securities, and (iii) any beneficial owner of the Securities reasonably identified to HHT (which identification may be made by either such beneficial owner or by the Purchaser), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by HHT not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of HHT and not later than ninety (90) days after the end of each fiscal year of HHT. The delivery requirements under this Section 6.9 may be satisfied by compliance with Section 7.3(b) of the Indenture.

Section 7.         Covenants of the Placement Agent. The Placement Agent covenants and agrees with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agent shall use its best efforts and take all action necessary or appropriate to cause its representations and warranties contained in Section 5 to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Placement Agent further covenants and agrees not to engage in hedging transactions with respect to the Preferred Securities unless such transactions are conducted in compliance with the Securities Act.

Section 8.         Indemnification & Contribution.

8.1     Indemnification.

8.1.1     The Company, HHT and the Trust agree jointly and severally to indemnify and hold harmless the Placement Agent, the Purchaser, the Placement Agent’s affiliates, a Subsequent Purchaser (collectively, the “Indemnified Parties”) and the Indemnified Parties’ respective directors, officers, employees and agents and each person who “controls” the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser or the Placement Agent by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the breach or alleged breach of any representation, warranty or agreement of either Offeror or HHT contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company, HHT or the Trust may otherwise have.

8.1.2   Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 8.1.1 above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in Section 8.1.1 above. The Placement Agent shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

8.2     Contribution.

8.2.1      In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 8.1 hereof is for any reason held to be unenforceable for the benefit of an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Placement Agent, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Offerors, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, omissions or breaches, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

8.2.2   The relative benefits received by the Offerors and HHT, on the one hand, and the Placement Agent, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Offerors and HHT and the Commission received by the Placement Agent bear to the aggregate of such net proceeds and Commission.

8.2.3   The Offerors and HHT and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.2. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8.2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

8.2.4   Notwithstanding any provision of this Section 8 to the contrary, the Placement Agent shall not be required to contribute any amount in excess of the amount of the Commission.

8.2.5   No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.2.6   For purposes of this Section 8.2, the Placement Agent, each person, if any, who controls the Placement Agent within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act and the respective partners, directors, officers, employees and agents of the Placement Agent or any such controlling person shall have the same rights to contribution as the Placement Agent, while each officer and director of the Company, each trustee of the Trust and each person, if any, who controls the Company within the meaning of section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Offerors.

8.3      Additional Remedies. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Offerors and HHT may otherwise have to any Indemnified Party.

8.4     Additional Indemnification. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 8.1 through 8.3 hereof.

Section 9.         Rights and Responsibilities of Placement Agent.

9.1     Reliance. In performing its duties under this Agreement, the Placement Agent shall be entitled to rely upon any notice, signature or writing which it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agent may rely upon any opinions or certificates or other documents delivered by the Offerors, HHT or their counsel or designees to either the Placement Agent or the Purchaser.

9.2     Rights of Placement Agent. In connection with the performance of its duties under this Agreement, the Placement Agent shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agent was grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of its duties hereunder. The Placement Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement.

Section 10.       Termination. This Agreement shall be subject to termination in the absolute discretion of the Placement Agent, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s or HHT’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the SEC in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s or HHT’s debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $25,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s or HHT’s securities shall have occurred on the exchange or quotation system upon which the Company’s or HHT’s securities are traded, if any, (v) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Placement Agent’s or Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities.

Section 11.       Miscellaneous.

11.1   Disclosure Schedule. The term “Disclosure Schedule,” as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 4 hereof. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 4. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 4 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 11.1.

11.2   Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed:

If to the Placement Agent, to:

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629
Facsimile: (212) 743-5043
Attention: The CDO Group

with a copy to:

Thacher Proffitt & Wood llp
Two World Financial Center
New York, New York 10281
Facsimile: (212) 912-7751
Telephone: (212) 912-7400
Attention: Mark I. Sokolow, Esq.

if to the Offerors or HHT, to:

Hersha Hospitality Limited Partnership
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
Facsimile: 215-238-0157
Telephone: 215-238-1046
Attention: Chief Financial Officer

with a copy to:

Hunton & Williams llp
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Facsimile: (804) 788-8218
Telephone: (804) 788-8200
Attention: James S. Seevers, Jr., Esq.

All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed, (iii) when answered back, if telexed, (iv) the next business day after being telecopied, or (v) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next-day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agent, the Company, HHT and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.

11.3   Parties in Interest, Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof, their successors, assigns, heirs and legal representatives, and any Subsequent Purchaser, any right or obligation hereunder. None of the rights or obligations of the Company, HHT or the Trust under this Agreement may be assigned, whether by operation of law or otherwise, without the Placement Agent’s prior written consent. The rights and obligations of the Placement Agent and Purchaser under this Agreement may be assigned by such party without the Company’s, HHT’s or the Trust’s consent; provided that the assignee assumes the obligations of such party under this Agreement.

11.4   Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11.5   Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

11.6   Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.7   Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

11.8   Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11.9   Entire Agreement. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

11.10     Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agent’s and the Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

11.11     Survival. The respective agreements, representations, warranties, indemnities and other statements of the Company, HHT and the Trust and their respective officers or trustees and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Purchaser, the Company, HHT or the Trust or any of their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 2.4 and 8 shall survive the termination or cancellation of this Agreement.

Signatures appear on the following page

If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

Very truly yours,

Hersha Hospitality Limited Partnership

By: Hersha Hospitality Trust, its general partner

By:
Name:
Title:

Hersha Hospitality Trust

By:
Name:
Title:

Hersha Statutory Trust II
By: Hersha Hospitality Limited Partnership, as Depositor

By:
Name:
Title:

CONFIRMED AND ACCEPTED
as of the date first set forth above

Credit Suisse First Boston LLC, as Placement Agent
By:
Name:
Title:

Schedule 1

List of Significant Subsidiaries

 44 New England Management Company, a Virginia corporation

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

PREFERRED SECURITIES SUBSCRIPTION AGREEMENT

May 31, 2005

THIS PREFERRED SECURITIES SUBSCRIPTION AGREEMENT (this “Agreement”) made among Hersha Statutory Trust II (the “Trust”), a statutory trust created under the Delaware Statutory Trust Act (12 Del. C. §3801, et seq.), Hersha Hospitality Limited Partnership, a Virginia limited partnership, with its principal offices located at 510 Walnut Street, 9th Floor, Philadelphia, Pennsylvania 19106 (the “Company” and, together with the Trust, the “Offerors”), Hersha Hospitality Trust, a Maryland corporation (“HHT”) and Credit Suisse First Boston, acting through its Cayman Islands branch, a Swiss banking corporation (the “Purchaser”), and Credit Suisse First Boston LLC (as to Sections 1.2, 1.3 and Article III).

RECITALS:

A.   The Trust desires to issue TWENTY-FIVE MILLION ($25,000,000) DOLLARS of its Preferred Securities (the “Preferred Securities”), liquidation amount $1,000 per Preferred Security, representing an undivided beneficial interest in the assets of the Trust (the “Offering”), to be issued pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”) by and among the Company, Wilmington Trust Company, as Property Trustee (the “Property Trustee”), Wilmington Trust Company, as Delaware Trustee the administrative trustees named therein and the Holders (as defined therein); and

B.   The proceeds from the sale of the Preferred Securities will be combined with the proceeds from the sale by the Trust to the Company of its Common Securities, and will be used by the Trust to purchase an equivalent amount of Junior Subordinated Notes of the Company (the “Notes”) to be issued by the Company pursuant to an indenture (the “Indenture”) to be executed by the Company and Wilmington Trust Company as Indenture Trustee; and

C.   In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

Article I
PURCHASE AND SALE OF PREFERRED SECURITIES

1.1   Upon the execution of this Agreement, the Purchaser hereby agrees to purchase, directly or indirectly, from the Trust, Preferred Securities at a price equal to $1,000 per Preferred Security for an aggregate purchase price equal to TWENTY-FIVE MILLION ($25,000,000) DOLLARS (the “Purchase Price”) and the Trust agrees to sell such Preferred Securities to the Purchaser for said Purchase Price. The rights and preferences of the Preferred Securities are set forth in the Trust Agreement. The closing of the sale and purchase of the Preferred Securities shall occur on May 31, 2005, or such other later date (not later than June 29, 2005) as the parties may designate (the “Closing Date”). The Purchase Price is payable in immediately available funds on the Closing Date. The Offerors shall provide the Purchaser payment instructions no later than two (2) days prior to the Closing Date.

1.2   The Placement Agreement, dated as of May 31, 2005 (the “Placement Agreement”), among the Offerors, HHT and the Placement Agent identified therein (the “Placement Agent”) includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement, and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors and HHT under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

1.3   The Purchaser is purchasing the Preferred Securities in its capacity as a warehouse lender, and Purchaser may resell the Preferred Securities to a subsequent purchaser (any such purchaser from the Purchaser being referred to hereinafter as a “Subsequent Purchaser”). Upon transfer of the Preferred Securities to a Subsequent Purchaser, the Subsequent Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement and this Agreement, and shall be entitled to enforce the obligations of the Offerors and HHT under the Placement Agreement and this Agreement, as fully as if the Subsequent Purchaser were a party to the Placement Agreement and this Agreement.

Article II
REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1   The Purchaser understands and acknowledges that the Preferred Securities and the Notes (i) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, (ii) are being offered for sale by the Offerors in transactions not requiring registration under the Securities Act and (iii) may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

2.2   Neither the Purchaser nor any of the Purchaser’s affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) or "directed selling efforts" (within the meaning of Regulation S under the Securities Act) in connection with any offer or sale of the Preferred Securities.

2.3   The Purchaser represents and warrants that it is purchasing the Preferred Securities for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law. The Purchaser understands that no public market exists for any of the Preferred Securities, and that it is unlikely that a public market will ever exist for the Preferred Securities.

2.4   The Purchaser represents and warrants that (a) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary; (b) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Offerors concerning their respective financial condition and results of operations and the purchase of the Preferred Securities and any such questions have been answered to its satisfaction; (c) it has had the opportunity to review all publicly available records and filings concerning the Offerors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision; and (d) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Offerors or the Placement Agent.

2.5   The Purchaser represents and warrants that it is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act.

Article III
MISCELLANEOUS

3.1   Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

To the Offerors and HTT:	Hersha Hospitality Limited Partnership
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
Fax: 215-238-0157
Attention: Chief Financial Officer

To the Purchaser:	Credit Suisse First Boston, acting through its Cayman Islands branch
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629
Fax: (212) 743-5043
Attention: The CDO Group

Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

3.2   This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

3.3   Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Preferred Securities as herein provided.

3.4   NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

3.5   The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

3.6   This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

3.7   In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors’ and the Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

Signatures appear on the following page

IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, as Purchaser

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON LLC (for purposes of the rights and obligations in Sections 1.2, 1.3 and Article III only)

By:
Name:
Title:

HERSHA HOSPITALITY LIMITED PARTNERSHIP

By: Hersha Hospitality Trust, its general partner

By:
Name:
Title:

HERSHA HOSPITALITY TRUST
(for purpose of the rights and obligations in Sections 1.2, 1.3 and Article III only)

By:
Name:
Title:

EXHIBIT B-1

FORM OF THACHER PROFFITT & WOOD LLP OPINION

Pursuant to Section 3.2(a) of the Placement Agreement, Thacher Proffitt & Wood LLP, special counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i)
the Company and each Significant Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized; the Company has corporate power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (b) issue and perform its obligations under the Notes;

(ii)
neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the charter or by-laws of the Company;

(iii)	the Amended and Restated Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

(iv)
the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(v)
the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(vi)
the Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of the Investment Company Act;

(vii)
assuming (a) the accuracy of the representations and warranties, and compliance with the agreements contained in the Placement Agreement and (b) that the Preferred Securities are sold in a manner contemplated by, and in accordance with the Placement Agreement, Subscription Agreement and the Amended and Restated Trust Agreement, it is not necessary in connection with the offer, sale and delivery of the Preferred Securities by the Trust to the Purchaser, to register any of the Securities under the Securities Act or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

B-1-1

(viii)	the Placement Agreement and Subscription Agreement have been duly authorized, executed and delivered by the Company;

(ix)	the Subscription Agreement has been duly executed and delivered by the Administrative Trustees; and

(x)
the Indenture constitutes the legal, valid and binding obligation of Wilmington Trust Company enforceable against Wilmington Trust Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States; (B) as to matters involving the application of laws of any jurisdiction other than the State of New York and the Delaware General Corporation Law or the federal laws of the United States, (i) rely, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to the Purchaser or (ii) assume such law is substantially similar to the law of the State of New York and, (C) as to matters of fact, rely to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

B-1-2

EXHIBIT B-2
FORM OF COMPANY COUNSEL OPINION
OR OFFICERS’ CERTIFICATE

Pursuant to Section 3.2(b) of the Placement Agreement, counsel for the Company shall deliver an opinion, or the Company shall provide an Officers’ Certificate, to the effect that:

(i)
all of the issued and outstanding shares of capital stock of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such officer;

(ii)
no consent, approval, authorization or order of any court or governmental authority is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such certificate) as have been obtained;

(iii)
to the knowledge of such officer, there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect;

(iv)
the Company is not and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, the Company will not be, an “investment company” or an entity “controlled” by an “investment company” by virtue of section [ ] of the Investment Company Act; and the Trust is not, and immediately following the consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, the Trust will not be, an “investment company” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act;

(v)
The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (a) will not result in any violation of the charter or bylaws of the Company, the charter or bylaws of any Significant Subsidiary, the Amended and Restated Trust Agreement or the Certificate of Trust, and (b) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (A) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (B) any existing applicable law, rule or administrative regulation of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (b), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

B-2-1

All terms used but not defined herein shall have the meanings assigned to them in the Placement Agreement. A Subsequent Purchaser shall be entitled to rely on this certificate.

B-2-2

EXHIBIT B-3
FORM OF TAX COUNSEL OPINION

Pursuant to Section 3.2(c) of the Placement Agreement, Thacher Proffitt & Wood LLP, special tax counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i)	the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(ii)	for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

B-3-1

EXHIBIT B-4

FORM OF DELAWARE COUNSEL TRUST OPINION

Pursuant to Section 3.2(d) of the Placement Agreement, Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Trust, shall deliver an opinion to the effect that:

(i)
The Trust has been duly created and is validly existing in good standing as a statutory trust under the Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

(ii)
Under the Act and the Trust Agreement, the Trust has the trust power and authority (i) to own property and conduct its business, all as described in the Trust Agreement, (ii) to execute and deliver, and to perform its obligations under, each of the Trust Documents, the Preferred Securities and the Common Securities, and (iii) to purchase and hold the Notes.

(iii)
Under the Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities. The Preferred Securities have been duly authorized by the Trust Agreement and, when issued in accordance with the Trust Agreement and delivered against payment therefor in accordance with the Trust Agreement and the Subscription Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust, and the Preferred Security Holders will be entitled to the benefits of the Trust Agreement. The Preferred Security Holders as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Preferred Security Holders may be obligated to make payments or provide indemnity or security as set forth in the Trust Agreement.

(iv)
The Common Securities have been duly authorized by the Trust Agreement and, when issued in accordance with the Trust Agreement and delivered against payment therefor in accordance with the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and will represent undivided beneficial interests in the assets of the Trust, and the Common Security Holder will be entitled to the benefits of the Trust Agreement.

(v)	Under the Act and the Trust Agreement, the issuance of the Trust Securities is not subject to preemptive or other similar rights.

(vi)
Under the Act and the Trust Agreement, the execution and delivery by the Trust of the Trust Documents, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

(vii)	The Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms.

B-4-1

(viii)
The issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Notes, the execution, delivery and performance by the Trust of the Trust Documents, the consummation by the Trust of the transactions contemplated by the Trust Documents, and compliance by the Trust with its obligations thereunder are not prohibited by (i) the Certificate of Trust or the Trust Agreement, or (ii) any law or regulation of the State of Delaware applicable to the Trust.

(ix)
No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is required solely in connection with the issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Notes, the execution, delivery and performance by the Trust of the Trust Documents, the consummation by the Trust of the transactions contemplated by the Trust Documents, and compliance by the Trust with its obligations thereunder.

(x)
The Preferred Security Holders (other than those Preferred Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust wi1l not be liable for any income tax imposed by the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

B-4-2

EXHIBIT B-5

FORM OF TRUSTEE COUNSEL OPINION

Pursuant to Section 3.2(e) of the Placement Agreement, Morris, James, Hitchens & Williams LLP, special counsel for the Property Trustee, the Delaware Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

(i)
WTC is duly incorporated and validly existing as a Delaware banking corporation in good standing under the laws of the State of Delaware with trust powers and its principal place of business in the State of Delaware.

(ii)	WTC has requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Trustee Documents.

(iii)
The execution, delivery, and performance by WTC of the Trustee Documents have been duly authorized by all necessary corporate action on the part of WTC, and the Trustee Documents have been duly executed and delivered by WTC.

(iv)	The Trust Agreement is a legal, valid and binding obligation of WTC, enforceable against WTC, in accordance with its terms.

(v)
No approval, authorization or other action by, or filing with, any governmental authority or agency under any law or regulation of the State of Delaware or the United States of America governing the trust powers of WTC is required solely in connection with the execution, delivery and performance by WTC of the Trustee Documents, except for the filing of the Certificate of Trust with the Secretary of State, which Certificate of Trust has been duly filed with the Secretary of State.

(vi)
The execution, delivery and performance of the Trustee Documents by WTC are not prohibited by (i) the Charter or Bylaws of WTC, (ii) any law or regulation of the State of Delaware or the United States of America governing the trust powers of WTC, or (iii) to our knowledge (based and relying solely on the Officer Certificates), any agreements or instruments to which WTC is a party or by which WTC is bound or any judgment or order applicable to WTC.

(vii)
The Notes delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Note Trustee, in accordance with the Company Order. The Preferred Securities delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Property Trustee, in accordance with the Trust Order.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of WTC and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of WTC and public officials.

B-5-1

FORM OF OFFICER’S FINANCIAL CERTIFICATE

The undersigned, the [Chief Financial Officer/Treasurer/Assistant Treasurer/ Secretary/ Assistant Secretary, Chairman/ViceChairman/Chief Executive Officer/President/Vice President] hereby certifies, pursuant to Section 6.9 of the Placement Agreement, dated as of May 31, 2005, that, as of [date], HTT had the following ratios and balances, on a consolidated basis:

As of [Quarterly/Annual Financial Date]

Senior secured indebtedness for borrowed money (“Debt”)	$_____

Senior unsecured Debt	$_____

Subordinated Debt	$_____

Total Debt	$_____

Ratio of (x) senior secured and unsecured Debt to (y) total Debt	_____%

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of HHT and its consolidated subsidiaries for the three years ended [date], 20__.]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of HHT and its consolidated subsidiaries for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of HHT and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [quarter] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

1

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this _____ day of _____________, 20__.

By:
Name:

Hersha Hospitality Trust
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
215-238-1046

2